SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 12, 2011

SMSA Treemont Acquisition Corp.
 (Exact name of registrant as specified in Charter)

Nevada	000-54096	27-02969090
(State of incorporation)	(Commission File No.)	(IRS Employee Identification No.)
174 FM 1830, Argyle, Texas 76226
(Address of Principal Executive Offices)

(972) 233-0300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance.  These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements.  These forward-looking statements are identified by, among other things, the words “anticipates”, “believes”, “estimates”, “expects”, “plans”, “projects”, “targets” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors that may cause actual results to differ from those projected include the risk factors specified below.

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 12, 2011, we entered into a share purchase agreement, (the “Share Purchase Agreement”), with New Fortress Group, Ltd. (the “Purchaser”), pursuant to which the Purchaser acquired 400,000 shares of our common at a purchase price of $.001 per share.  As a result of this transaction, 930,612 shares of our common stock are currently issued and outstanding.

       The foregoing description of the terms of the Share Purchase Agreement is qualified in its entirety by reference to the provisions of the document filed as Exhibit 2.1 to this report, which is incorporated by reference herein.

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

Filed herewith are the following exhibits:

Exhibit No.	Description
2.1	Share Purchase Agreement, dated May 12, 2011, between SMSA Treemont Acquisition Corp. and the Purchaser

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMSA Treemont Acquisition Corp.

By:/s/ Timothy P. Halter
      Timothy P. Halter, President

Dated: May 12, 2011